RAVE RESTAURANT GROUP ANNOUNCES
PRELIMINARY RESULTS FOR SECOND QUARTER OF
FISCAL YEAR 2015

Company to present at the 17th Annual ICR XChange Investor Conference on January 12, 2015

(DALLAS, Texas) January 8, 2015 – Rave Restaurant Group, Inc. (NASDAQ:RAVE) today announced preliminary results for the second quarter of fiscal 2015 ended December 28, 2014 and attendance at the 17th Annual ICR XChange Investor Conference on January 12, 2015.

Preliminary Second Quarter Highlights:

•	Pizza Inn domestic comparable store sales increased 6.4% from the same period of the prior year.

•	Pie Five comparable store sales increased 16.9% from the same period of the prior year.

•	Pie Five system-wide total retail sales increased 118%, and average weekly sales increased 31%, from the same period of the prior year.

Pizza Inn domestic comparable store sales increased 6.4% from the same period in the prior year.  Pizza Inn franchisees opened three new restaurants for the quarter while closing two restaurants, ending the fiscal quarter at 252 total Pizza Inn Company-owned and franchised restaurants world-wide

For Pie Five, system-wide retail sales, which includes franchise and Company-owned restaurants, increased 118% when compared to the same period in the prior year driven by an 64% increase in average units open and a 31% increase in the system-wide average weekly sales.  Comparable store sales, which in the second fiscal quarter of 2015 represented only Company-owned restaurants, increased 16.9%.  The increase in average weekly sales was due to both the strong sales increase in existing Company-owned restaurants and the higher than average sales levels of new franchised and Company-owned restaurants.  Six new franchised restaurants and one new Company-owned restaurant opened in the second quarter fiscal 2015, bringing the fiscal quarter-end restaurant count to 31 Pie Five restaurants.

During the second quarter of fiscal 2015, the Company signed four new franchise development agreements to develop up to 100 Pie Five restaurants.  The Company currently has Pie Five franchise restaurant development commitments for a total of up to 329 restaurants.  The Company continues expect to end the 2015 fiscal year with 60 to 70 total restaurants open in the Pie Five system, which includes an estimated 22 to 25 total Company-owned restaurants.

Upcoming Investor Conference

The Company will present at the 17th Annual ICR XChange Investor Conference on January 12, 2015 in Orlando, FL.  The presentation will begin at 8:30 AM Eastern Time and will be webcast live at http://wsw.com/webcast/icr/rave and archived on the Company’s website. To access the presentation, please visit www.raverestaurantgroup.com under the "Investors" section or directly through ICR XChange website at www.icrxchange.com.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Rave Restaurant Group.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Rave Restaurant Group will be achieved.

ABOUT RAVE RESTAURANT GROUP

Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, franchises and supplies nearly 300 Pie Five and Pizza Inn restaurants operating domestically and internationally.  Pie Five is the leading brand in the rapidly growing fast-casual pizza space, offering individual handcrafted pizzas with fresh ingredients made to order in less than five minutes. Pizza Inn is an international chain featuring freshly made traditional and specialty pizzas, salads, pastas, sandwiches and desserts.  For more information, please visit www.raverestaurantgroup.com.

Contact:
Investor Relations
Rave Restaurant Group, Inc.
469-384-5000

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